Exhibit 10.40

EXECUTION

AMENDMENT NO. 7 TO

SECOND AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

Amendment No. 7 to Second Amended and Restated Master Repurchase Agreement, dated as of May 9, 2019, among CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC (the “Administrative Agent”), CREDIT SUISSE AG, a company incorporated under the laws of Switzerland, acting through its Cayman Islands Branch (“CS Cayman” and a “Buyer”), ALPINE SECURITIZATION LTD (“Alpine” and a “Buyer”) and CALIBER HOME LOANS, INC. (the “Seller”).

RECITALS

The Administrative Agent, the Buyers and the Seller are parties to that certain Second Amended and Restated Master Repurchase Agreement, dated as of August 26, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Existing Repurchase Agreement”; and as further amended by this Amendment, the “Repurchase Agreement”) and the related Amended and Restated Pricing Side Letter, dated as of August 26, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Pricing Side Letter”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement.

The Administrative Agent, the Buyers and the Seller have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.

Accordingly, the Administrative Agent, the Buyers and the Seller hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

SECTION 1. Applicability. Section 1 of the Existing Repurchase Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

1. Applicability

From time to time the parties hereto may enter into transactions in which Seller agrees to transfer to a Buyer, or Administrative Agent on behalf of Buyers, Mortgage Loans (as hereinafter defined) on a servicing released basis against the transfer of funds by such Buyer, or Administrative Agent on behalf of such Buyer, with a simultaneous agreement by such Buyer, or the Administrative Agent on behalf of such Buyer to transfer to Seller such Mortgage Loans on a servicing released basis at a date certain or on demand, against the transfer of funds by Seller. This Agreement is a commitment by Committed Buyers and/or Administrative Agent on behalf of Committed Buyers to engage in the Transactions as set forth herein up to the Maximum Committed Purchase Price; provided, that Committed Buyers and Administrative Agent on behalf of Committed Buyers shall have no commitment to enter into any Transaction requested that would result in the aggregate Purchase Price of then-outstanding Transactions exceeding the Maximum Committed Purchase Price, and in no event shall the aggregate Purchase Price of outstanding Transactions exceed the Maximum Aggregate Purchase Price at any time. Each such transaction shall be referred to herein as a “Transaction” and, unless otherwise agreed in writing, shall be governed by this Agreement, including any supplemental terms or conditions contained in any annexes identified herein, as applicable hereunder. For the avoidance of doubt, and for administrative and tracking purposes, (a) the purchase and sale of each Purchased Mortgage Loan shall be deemed a separate Transaction and (b) with respect to each Designated Mortgage Loan, such Designated Mortgage Loan may, at Buyers’ option, be sold to different Buyers that are Affiliates on a pro rata basis, such that one Buyer pays the Purchase Price-Base and another Buyer pays the Purchase Price-Incremental, in which case, the Administrative Agent shall own the Designated Mortgage Loan, for the benefit of the purchasing Buyers, on a pro rata, pari passu basis.

SECTION 2. Definitions. Section 2 of the Existing Repurchase Agreement is hereby amended by:

2.1 deleting the introductory sentence thereof in its entirety and replacing it with the following:

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings; provided that any terms used but not otherwise defined herein shall have the meanings given to them in the Pricing Side Letter:

2.2 deleting the definitions of “Designated Mortgage Loan”, “Purchase Price”, “Price Differential” and “Scratch and Dent Mortgage Loan” in their entirety and replacing them with the following:

“Designated Mortgage Loan” means a Mortgage Loan that is identified by Administrative Agent as eligible for both a Purchase Price-Base and a Purchase Price-Incremental.

“Price Differential” means, with respect to the Purchased Mortgage Loans, as of any date of determination, the sum of the Daily Weighted Average Price Differential-Base and the Daily Weighted Average Price Differential-Incremental for such date.

“Purchase Price” has the meaning assigned to such term in the Pricing Side Letter.

“Scratch and Dent Mortgage Loan” means a first lien Mortgage Loan (i) originated by Seller in accordance with the criteria of an Agency, Non-Agency Non-QM Mortgage Loan or Non-Agency QM Mortgage Loan, as applicable, except such Mortgage Loan is not eligible for sale to the original Take-out Investor or has been subsequently repurchased from such original Take-out Investor, in each case, for reasons other than delinquent payment under such Mortgage Loan, (ii) is acceptable to Buyers or Administrative Agent in their sole discretion and (iii) which is not thirty (30) or more days delinquent.

2.3 deleting the definition of “Base Purchase Price” in its entirety and replacing all references thereto with “Purchase Price-Base”; and

2.4 deleting the definition of “Incremental Purchase Price” in its entirety and replacing all references thereto with “Purchase Price-Incremental”.

SECTION 3. Program; Initiation of Transactions. Section 3 of the Existing Repurchase Agreement is hereby amended by deleting subsection (a) in its entirety and replacing it with the following:

a. From time to time, Buyers and/or Administrative Agent on behalf of Buyers will purchase from Seller certain Mortgage Loans that have been either originated by Seller or purchased by Seller from other originators. This Agreement is a commitment by Committed Buyers and Administrative Agent on behalf of Committed Buyers to enter into Transactions with Seller up to an aggregate amount equal to the Maximum Committed Purchase Price. This Agreement is not a commitment by Committed Buyers or Administrative Agent on behalf of Committed Buyers to enter into Transactions with Seller for amounts exceeding the Maximum Committed Purchase Price, but rather, sets forth the procedures to be used in connection with periodic requests for Buyers or Administrative Agent on behalf of Buyers to enter into Transactions with Seller. Seller hereby acknowledges that, beyond the Maximum Committed Purchase Price, neither any Buyer nor Administrative Agent on behalf of Buyers is under any obligation to agree to enter into, or to enter into, any Transaction pursuant to this Agreement. All Purchased Mortgage Loans shall exceed or meet the Underwriting Guidelines, and shall be serviced by a Servicer. The sum of (i) the Aggregate Purchase Price-Base of Purchased Mortgage Loans subject to outstanding Transactions and (ii) the Aggregate Purchase Price-Incremental for all Non-Participated Purchase Price-Incremental shall not exceed the Maximum Aggregate Purchase Price. The Aggregate Purchase Price-Incremental of Purchased Mortgage Loans subject to outstanding Transactions shall not exceed the Maximum Aggregate Purchase Price-Incremental.

SECTION 4. Repurchase. Section 4 of the Existing Repurchase Agreement is hereby amended by deleting subsection (a) in its entirety and replacing it with the following:

a. Seller shall repurchase the related Purchased Mortgage Loans from Buyers or Administrative Agent on behalf of Buyers on each related Repurchase Date. Such obligation to repurchase exists without regard to any prior or intervening liquidation or foreclosure with respect to any Purchased Mortgage Loan (but liquidation or foreclosure proceeds received by Buyers or Administrative Agent shall be applied to reduce the Repurchase Price for such Purchased Mortgage Loan on each Price Differential Payment Date except as otherwise provided herein). Seller is obligated to repurchase and take physical possession of the Purchased Mortgage Loans from Buyers or Administrative Agent or its designee (including the Custodian) at Seller’s expense on the related Repurchase Date. For the avoidance of doubt, in connection with a payment of the Repurchase Price with respect to any Designated Mortgage Loan, Seller shall only be entitled to pay either (a) the full Repurchase Price or (b) a portion of the Repurchase Price so long as the remaining outstanding Repurchase Price is at least equal to the Minimum Purchase Price-Incremental.

SECTION 5. Price Differential. Section 5 of the Existing Repurchase Agreement is hereby amended by deleting subsection (a) in its entirety and replacing it with the following:

(a) On each Business Day that a Transaction is outstanding, the Pricing Rate shall be reset and, unless otherwise agreed, the accrued and unpaid Price Differential for the preceding Pricing Period shall be settled in cash on each related Price Differential Payment Date. Two (2) Business Days prior to the Price Differential Payment Date, Administrative Agent shall give Seller written or electronic notice of the amount of the Price Differential due on such Price Differential Payment Date. On the Price Differential Payment Date, Seller shall pay to Buyers or Administrative Agent, for the benefit of Buyers, the Price Differential for such Price Differential Payment Date (along with any other amounts then due and owing pursuant to Section 7 hereof and Section 3 of the Pricing Side Letter), by wire transfer in immediately available funds

SECTION 6. Margin Maintenance; Reallocation of Purchase Price. Section 6 of the Existing Repurchase Agreement is hereby amended by:

6.1 deleting the section header thereof in its entirety and replacing it with the following:

6. Margin Maintenance; Reallocation of Purchase Price

6.2 adding the following new subsection (e) at the end thereof:

(e) If at any time the outstanding Purchase Price-Base of any Purchased Mortgage Loan which is subject to a Transaction is greater than the Asset Value-Base of such Mortgage Loan (a “Purchase Price Deficit-Base”), and such Purchase Price Deficit-Base does not constitute a Margin Deficit, then the amount of such Purchase Price Deficit-Base shall be reallocated by the Administrative Agent and added to the Purchase Price-Incremental; provided that the Administrative Agent agrees to promptly notify (which for this purpose may be by electronic communication) the Seller after such reallocation; provided further that the failure to give such notice shall not affect the validity of such reallocation and application of such funds.

SECTION 7. Conditions Precedent. Section 10.b. of the Existing Repurchase Agreement is hereby amended by deleting subclause (12) in its entirety and replacing it with the following:

(12) Designated Mortgage Loans. With respect to each proposed Transaction for which the Purchase Price-Incremental for a Designated Mortgage Loan will be funded, (x) no Disqualification Event shall have occurred and be continuing, and (y) the Purchase Price for such Designated Mortgage Loan shall be increased by an amount at least equal to the Minimum Purchase Price-Incremental but shall not exceed the Maximum Purchase Price-Incremental.

SECTION 8. Single Agreement. Section 19 of the Existing Repurchase Agreement is hereby amended by deleting the first paragraph of such section in its entirety and replacing it with the following:

Administrative Agent, Buyers and Seller acknowledge they have and will enter into each Transaction hereunder, in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, each of Administrative Agent, Buyers and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder and (ii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted. Notwithstanding anything in this Agreement to the contrary, in the event that (a) a Buyer is not an Affiliate of Administrative Agent, Alpine or CS Cayman (a “Non-Affiliate Buyer”), (b) an Event of Default shall have occurred and is continuing and (c) Administrative Agent provides written notice to the Seller to sever each Non-Affiliate Buyer’s Transactions (the “Non-Affiliate Transactions”) and treat such Non-Affiliate Transactions as separate Transactions under this Agreement (a “Severance Notice”), then Administrative Agent, Buyers and Seller acknowledge that each such Non-Affiliate Transaction shall be deemed a separate Transaction under a separate and distinct agreement with the same terms and conditions as set forth herein (each a “Non-Affiliate MRA”), and each such Non-Affiliate Buyer shall be deemed to be the administrative agent with respect to its respective Non-Affiliate Transactions under its respective Non-Affiliate MRA; provided that Transactions owned by Administrative Agent, Alpine and CS Cayman or any respective Affiliate shall continue to be deemed a single Transaction with Administrative Agent serving as the administrative agent for Alpine, CS Cayman or any respective Affiliate, in each case, pursuant to the terms and conditions of this Agreement.

SECTION 9. Confidentiality. Section 32 of the Existing Repurchase Agreement is hereby amended by deleting the first paragraph of such section in its entirety and replacing it with the following:

This Agreement and its terms, provisions, supplements and amendments, and notices hereunder, are confidential and shall be held by the parties hereto in strict confidence and shall not be disclosed to any third party without the written consent of the non-disclosing party except for (i) disclosure to any party’s direct and indirect affiliates and Subsidiaries, representatives, attorneys or accountants, but only to the extent such disclosure is necessary to do so in working with legal counsel, auditors, taxing authorities, rating agencies or other governmental agencies or regulatory bodies or in order to comply with any applicable federal or state laws and such parties agree to hold all information in strict confidence, (ii) disclosure required in its financial statements in accordance with GAAP, (iii) disclosure required by law, rule, regulation or order of a court or other regulatory body or rating agency or otherwise required in connection with any securities issued by a Buyer or an Affiliate of a Buyer, (iv) disclosure as is appropriate for Administrative Agent and Buyers to do so in working with Administrative Agent’s and Buyers’ affiliates, Subsidiaries and representatives in connection with the management and/or review of the Transactions or performing rights or obligations under this facility, (v) disclosure of any confidential terms that are in the public domain other than due to a breach of this covenant, (vi) disclosure made to an assignee, Repledgee or any of their direct and indirect affiliates and Subsidiaries, representatives, attorneys or accountants, but only to the extent such disclosure is necessary in connection with the transactions or performing rights or obligations under this facility, and provided that, to the extent such disclosure involves information regarding the Seller or Confidential Information related to a Mortgagor’s name, address or social security number, such information shall be subject to a confidentiality agreement that will require materially the same confidentiality requirements as set forth herein or (vii) disclosure as Administrative Agent and Buyers deem appropriate in connection with the enforcement of Administrative Agent’s and Buyers’, any assignee’s or Repledgee’s respective rights hereunder or under any Transaction, including in connection with disposition of Repurchase Assets as permitted hereunder. Notwithstanding the foregoing or anything to the contrary contained herein or in any other Program Agreement, the parties hereto may disclose to any and all Persons, without limitation of any kind, the federal, state and local tax treatment of the Transactions, any fact relevant to understanding the federal, state and local tax treatment of the Transactions, and all materials of any kind (including opinions or other tax analyses) relating to such federal, state and local tax treatment and that may be relevant to understanding such tax treatment; provided that Seller may not disclose the name of or identifying information with respect to Administrative Agent and Buyers or any pricing terms (including, without limitation, the Pricing Rate, Purchase Price, Aggregate Purchase Price-Base, Aggregate Purchase Price-Incremental, Asset Value-Base, Asset Value-Incremental, Pricing Rate-Base, Pricing Rate-Incremental, Purchase Price Percentage-Base, Maximum Purchase Price Percentage-Incremental and any other fees specified in the Pricing Side Letter) or other nonpublic business or financial information (including any sublimits and financial covenants) that is unrelated to the federal, state and local tax treatment of the Transactions and is not relevant to understanding the federal, state and local tax treatment of the Transactions, without the prior written consent of Buyers or Administrative Agent.

SECTION 10. Conditions Precedent to Amendment. This Amendment shall become effective as of the date hereof (the “Amendment Effective Date”), subject to the receipt by Administrative Agent of the following, each of which shall be satisfactory to the Administrative Agent in form and substance:

10.1 this Amendment, duly executed and delivered by the Administrative Agent, the Buyers and the Seller; and

10.2 Amendment No. 9 to the Pricing Side Letter, duly executed and delivered by the Administrative Agent, the Buyers and the Seller.

SECTION 11. Representations and Warranties. The Seller hereby represents and warrants to the Administrative Agent and the Buyers that it is in compliance with all the terms and provisions set forth in the Repurchase Agreement on its part to be observed or performed, and that no Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 13 of the Repurchase Agreement. Each of Seller and Guarantor additionally represents and warrants to the Administrative Agent and the Buyers that there has been no material change to its financial condition since the financial statements most recently delivered to the Administrative Agent pursuant to the Repurchase Agreement.

SECTION 12. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 13. Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 14. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment in a Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed original counterpart of this Amendment.

SECTION 15. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the date first above written.

CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC, as Administrative Agent

By:	/s/ Margaret Dellafera
Name:	MARGARET DELLAFERA
Title:	VICE PRESIDENT

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Buyer

By:	/s/ Margaret Dellafera
Name:	Margaret Dellafera
Title:	Authorized Signatory

By:	/s/ Elie Chau
Name:	Elie Chau
Title:	Authorized Signatory

ALPINE SECURITIZATION LTD, as a Buyer, by Credit Suisse AG, New York Branch as Attorney-in Fact

By:	/s/ Elie Chau
Name:	Elie Chau
Title:	Vice President

By:	/s/ Kenneth Aiani
Name:	Kenneth Aiani
Title:	Vice President

Signature Page to Amendment No. 7 to Second A&R MRA

CALIBER HOME LOANS, INC., as Seller

By:	/s/ Vasif T. Imtiazi
Name:	VASIF T. IMTIAZI
Title:	DEPUTY CPO

Signature Page to Amendment No. 7 to Second A&R MRA